                                                                      EXHIBIT 11
                                CEM CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
             FOR THE THREE MONTHS ENDED DECEMBER 31, 1996 AND 1995



                                                                  1996        1995
                                                               ----------  -----------
NET INCOME.................................................    $  605,000  $ 1,001,000
                                                               ==========  ===========

Weighted average number of shares outstanding..............     3,534,000    3,609,000

Number of shares purchasable upon exercise of
  options, reduced by the number of shares
  which could have been purchased with
  proceeds from exercise of such options at
  average market price.....................................        11,000      132,000
                                                               ----------  -----------
Weighted average number of shares outstanding,
  as adjusted..............................................     3,545,000    3,741,000
                                                               ==========  ===========

PRIMARY EARNINGS PER SHARE.................................    $      .17  $       .27
                                                               ==========  ===========

NET INCOME.................................................    $  605,000  $ 1,001,000
                                                               ==========  ===========

Weighted average number of shares outstanding..............     3,534,000    3,609,000

Number of shares purchasable upon exercise of
  options, reduced by the number of shares
  which could have been purchased with
  proceeds from exercise of such options at
  the greater of period-end market price or
  average market price.....................................        11,000      132,000
                                                               ----------  -----------
Weighted average number of shares outstanding,
  as adjusted..............................................     3,545,000    3,741,000
                                                               ==========  ===========
EARNINGS PER COMMON SHARE,
  ASSUMING FULL DILUTION...................................    $      .17  $       .27
                                                               ==========  ===========

                                                                      EXHIBIT 11
                                CEM CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
              FOR THE SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995

                                                                  1996        1995
                                                               ----------  -----------
NET INCOME.................................................    $  711,000  $ 1,678,000
                                                               ==========  ===========

Weighted average number of shares outstanding..............     3,537,000    3,625,000

Number of shares purchasable upon exercise of
  options, reduced by the number of shares
  which could have been purchased with
  proceeds from exercise of such options at
  average market price.....................................        27,000      128,000
                                                               ----------  -----------
Weighted average number of shares outstanding,
  as adjusted..............................................     3,564,000    3,753,000
                                                               ==========  ===========

PRIMARY EARNINGS PER SHARE.................................    $      .20  $       .45
                                                               ==========  ===========

NET INCOME.................................................    $  711,000  $ 1,678,000
                                                               ==========  ===========

Weighted average number of shares outstanding..............     3,537,000    3,625,000

Number of shares purchasable upon exercise of
  options, reduced by the number of shares
  which could have been purchased with
  proceeds from exercise of such options at
  the greater of period-end market price or
  average market price.....................................        27,000      128,000
                                                               ----------  -----------
Weighted average number of shares outstanding,
  as adjusted..............................................     3,564,000    3,753,000
                                                               ==========  ===========
EARNINGS PER COMMON SHARE,
  ASSUMING FULL DILUTION...................................    $      .20  $       .45
                                                               ==========  ===========